Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-128790 and No. 333-156074) of Ameriprise Financial Inc. of our report dated June 27, 2013, relating to the financial statements and supplemental schedule of the Ameriprise Financial 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 27, 2013

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